Exhibit 31.2

Section 302 Certification

I, Daniel Lamadrid, certify that:

1. I have reviewed this Amendment to the Annual Report on Form 10-K of Party City Holdco Inc. for the year ended December 31, 2022; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 4, 2024

/s/ Daniel Lamadrid
Daniel Lamadrid
Chief Financial Officer
(Principal Financial Officer)